                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated August 17, 2004, except for Note 1 and Note 34, as to which the date is September 30, 2004 relating to the financial statements of Hutchison Telecommunications International Limited, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Combined Financial Data" and "Selected Combined Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers
--------------------------

PricewaterhouseCoopers
Hong Kong
September 30, 2004